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                                                                   EXHIBIT 23.1



              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-18485) pertaining to the Covance Inc. Employee Equity Participation Plan, in the Registration Statement (Form S-8 No. 333-18487) pertaining to The Stock Purchase Plan of Covance Inc., in the Registration Statement (Form S-8 No. 333-18493) pertaining to the Covance Inc. Employee Stock Purchase Plan, in the Registration Statement (Form S-8 No. 333-29467) pertaining to the Covance Inc. Conversion Equity Plan, in the Registration Statement (Form S-8 No. 333-33185) pertaining to the Covance Inc. Restricted Share Plan, in the Registration Statement (Form S-8 No. 333-36469) pertaining to the Covance Inc. Employee Stock Ownership Plan, in the Registration Statement (Form S-8 No. 333-90777) pertaining to the Covance Inc. Deferred Stock Unit Plan for Non-Employee Members of the Board of Directors, in the Registration Statement (Form S-8 No. 333-90779) pertaining to the Covance Inc. Non-Employee Director Stock Option Plan, in the Registration Statement (Form S-8 No. 333-90781) pertaining to the Covance Inc. Director's Restricted Stock Plan, in the Registration Statement (Form S-8 No. 333-36586) pertaining to the Covance Inc. Employee Stock Purchase Plan and the Covance Inc. 2000 Employee Equity Participation Plan, in the Registration Statement (Form S-8 No. 333-97433) pertaining to the 2002 Employee Equity Participation Plan and the 2002 Employee Stock Option Plan, and in the Registration Statement (Form S-8 No. 333-83712) pertaining to the Stock Purchase Savings Plan, of our report dated February 18, 2005, with respect to the consolidated financial statements of Covance Inc., Covance Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Covance Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

                                        /s/ ERNST & YOUNG LLP


MetroPark, New Jersey
March 1, 2005